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                           BIOSAFE INTERNATIONAL, INC.

                1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

         The name of the plan is the BioSafe International, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Plan"). The purpose of the Plan is to provide equity-based incentives to the Directors of BioSafe International, Inc. (the "Company") who are not employees of the Company or its Subsidiaries.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Board" means the Board of Directors of the Company.

         "Change of Control" is defined in Section 15.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Disability" means an individual's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

         "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

         "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

         "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 4.

         "Stock" means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 2.




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SECTION 2.   STOCK OPTIONS ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
             ------------------------------------------------------------

         (a) STOCK OPTIONS ISSUABLE. This Plan provides for the issuance to Independent Directors of options to purchase shares of Stock.

         (b) RECAPITALIZATIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Board shall make an appropriate or proportionate adjustment in (i) the number of Stock Options to be granted to each Independent Director under Section 4, (ii) the number and kind of shares or other securities subject to any then outstanding Stock Options under the Plan, and (iii) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options as to which such Stock Options remain exercisable). The adjustment by the Board shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Board in its discretion may make a cash payment in lieu of fractional shares.

         (c) MERGERS. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Board) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options.



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SECTION 3.  ELIGIBILITY
            -----------

         Stock Options shall be issued under this Plan only to Independent Directors of the Company.


SECTION 4.  STOCK OPTIONS

      (a)   Automatic Grant of Options.
            --------------------------

                  (i) Each Independent Director who is serving as Director of the Company on the first business day of the calendar year of each year beginning with January 1, 1996, shall automatically be granted on such day or the first business day thereafter a Stock Option to acquire 10,000 shares of Stock. Such Option shall be a non-qualified Stock Option for purposes of the Code.

                  (ii) Each Independent Director who first becomes a Director of the Company within a given calendar year shall automatically be granted on the date he or she becomes such Director a Stock Option to purchase a number of shares of Stock equal to 10,000 multiplied by the quotient of (x) the number of days remaining in such calendar year after the date of issuance of the Stock Option, divided by (y) the number of days in each calendar year.

                  (iii) The exercise price per share for the Stock covered by a
            Stock Option granted under this Plan shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

      (b)   Exercise; Termination.
            ---------------------

                  (i) An Option granted under this Plan shall vest at a rate of
            25% of the total number of shares of Stock purchasable under such Option for each year that the holder remains a Director of the Company, such vesting to take place at the end of each of the first four calendar years following issuance of the Options. An Option issued under this Plan shall not be exercisable after the expiration of ten years from the date of grant.

                  (ii) If an Independent Director ceases to be a Director for any reason other than death, an Option granted under this Plan may thereafter be exercised, to the extent it was exercisable on the date such optionee ceases to be a Director, for a period of six months from such date or until the expiration of the stated term of the Option, if earlier.

                  (iii) Notwithstanding paragraph (ii) above, any Option granted to an Independent Director and outstanding on the date of his death may be exercised

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            by the legal representative or legatee of the optionee for a period of 12 months from the date of death or until the expiration of the stated term of the option, if earlier.

                  (iv) Options granted under this Plan may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in
            Section 4(e). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

      (c) LIMITED TO INDEPENDENT DIRECTORS. The provisions of this Plan shall apply only to Options granted or to be granted to Independent Directors. The provisions of this Plan which affect the price, date of exercisability, option period or amount of shares of Stock under an Option shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA.

      (d) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

      (e) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

            (i) In cash, by certified or bank check or other instrument acceptable to the Board; or

            (ii) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Board in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

            (iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure.

      Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock

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      Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

SECTION 5.  TAX WITHHOLDING
            ---------------

      (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of any Stock first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

      (b) PAYMENT IN STOCK. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to the exercise of any Stock Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply:

            (i) the election to satisfy tax withholding obligations relating to a Stock Option in the manner permitted by this Section 5(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the exercise of such Stock Option first becomes a taxable event for Federal income tax purposes;

            (ii) such election shall be irrevocable;

            (iii) such election shall be subject to the consent or disapproval of the Board; and

            (iv) the Stock withheld to satisfy tax withholding must pertain to a Stock Option which has been held by the participant for at least six months from the date of grant of the Stock Option.


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SECTION 6.  AMENDMENTS AND TERMINATION
            --------------------------

      The Board may, at any time, amend or discontinue the Plan. If and to the extent determined by the Board to be required by the Act to ensure that Stock Options granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.

SECTION 7.  GENERAL PROVISIONS

      (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Board may require each person acquiring Stock pursuant to the exercise of a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

      No shares of Stock shall be issued pursuant to the exercise of a Stock Option until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Board may require the placing of such stop-orders and restrictive legends on certificates for Stock and Stock Options as it deems appropriate.

      (b) DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

      (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Stock Options do not confer upon any Independent Director any right to continued retention as a Director of the Company.


SECTION 8.  EFFECTIVE DATE OF PLAN
            ----------------------

      This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options may be granted hereunder on and after adoption of this Plan by the Board.



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SECTION 9.  GOVERNING LAW
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      This Plan shall be governed by Massachusetts law except to the extent such law is preempted by federal law.


DATE APPROVED BY BOARD OF DIRECTORS:             November 29, 1995


DATE APPROVED BY SHAREHOLDERS:






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